Exhibit 99.1

NextGen Healthcare Reports Fiscal 2022 Fourth Quarter and Full Year Results

Achieves Record Bookings in the Fiscal 2022 Fourth Quarter

ATLANTA – May 17, 2022 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal fourth quarter and year ended March 31, 2022.

Fiscal 2022 Fourth Quarter and Full Year Highlights

•

Total revenue for the fiscal 2022 fourth quarter was $151.3 million compared to $144.2 million for the same period a year ago, or 5% growth. Revenue for the fiscal year ended March 31, 2022 was $596.4 million compared to $556.8 million a year ago.

•	Recurring revenue accounted for 91% of total revenue in the fiscal 2022 fourth quarter, or $137.2 million, growing 6% over the year ago period.
•	Subscription services revenue in the fiscal 2022 fourth quarter generated $42.1 million, or 10% growth over the prior year period, driven by demand for surround solutions.
•	Fiscal 2022 fourth quarter bookings, which reflects annual contract value, was $41.4 million, a recent record for the company, and reflects growth of 18% over fiscal 2021 fourth quarter.
•

Fully diluted net income per share in the fiscal 2022 fourth quarter was $0.01 compared to net loss of $0.01 per share the same period a year ago. Fully diluted net income per share for fiscal year 2022 was $0.02 compared to $0.14 per share a year ago.

•

On a non-GAAP basis, fully diluted earnings per share for the fiscal 2022 fourth quarter was $0.19 compared to $0.21 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for fiscal year 2022 was $0.98 compared to $0.98 reported a year ago.

“Fiscal fourth quarter reflects another strong performance driven by broad demand for our solutions and the high level of execution by our team. To better position us for faster revenue growth and operating leverage, we have accelerated the pace of investments in strategic domains – Enterprise, Office and Insights,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “We are dedicated to our mission of advancing ambulatory care with innovations for healthier communities and at our recent investor event, we provided a view into our exciting future. The company is on a clear path to demonstrate accelerating revenue growth, and we look forward to providing updates as the year progresses.”

NextGen Healthcare confirms its fiscal year 2023 revenue and non-GAAP earnings per share guidance and introduces an adjusted EBITDA range for the same period. The Company’s fiscal year 2023 financial guidance is as follows:

•	Revenue of between $628 million and $640 million
•	Adjusted EBITDA of between $111 million and $116 million
•	Non-GAAP earnings per share of between $0.95 and $1.01

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2022 fourth quarter and year ended March 31, 2022. Shareholders and interested participants may listen to a live broadcast of the call by dialing 866-831-8713 or 203-518-9822 for international callers and referencing participant code NXGNQ422 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements we make regarding our fiscal year 2023 outlook, financial and operating results, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of the Company's management relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). The words “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” variations thereof or similar expressions are intended to identify such forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to develop and grow partner relationships; our ability to attract and retain key employees; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the impact of litigation and governmental and regulatory agency investigations; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the COVID-19 pandemic on our operations and demand for our services; impact of breaches or failures of the Company’s information security measures or unauthorized access to a customer’s data; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions.  Additional discussion of these and other risks, uncertainties and factors affecting our business is contained in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2022 was 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 237-6083

tandrade@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Revenues:
Recurring	$137,227	$129,363	$539,713	$502,819
Software, hardware, and other non-recurring	14,032	14,825	56,637	54,002
Total revenues	151,259	144,188	596,350	556,821
Cost of revenue:
Recurring	60,169	54,660	232,481	212,199
Software, hardware, and other non-recurring	7,949	7,533	31,034	26,457
Amortization of capitalized software costs and acquired intangible assets	7,643	7,588	31,889	36,768
Total cost of revenue	75,761	69,781	295,404	275,424
Gross profit	75,498	74,407	300,946	281,397
Operating expenses:
Selling, general and administrative	50,046	48,870	209,661	180,529
Research and development costs, net	19,428	21,390	76,657	75,501
Amortization of acquired intangible assets	882	1,113	3,525	4,449
Impairment of assets	2,329	3,324	3,906	5,539
Restructuring costs	—	—	539	2,562
Total operating expenses	72,685	74,697	294,288	268,580
Income (loss) from operations	2,813	(290)	6,658	12,817
Interest income	22	11	101	38
Interest expense	(541)	(643)	(1,499)	(3,516)
Other expense, net	(21)	(47)	(64)	(64)
Income (loss) before provision for (benefit of) income taxes	2,273	(969)	5,196	9,275
Provision for (benefit of) income taxes	1,925	(389)	3,578	(240)
Net income (loss):	$348	$(580)	$1,618	$9,515
Net income (loss) per share:
Basic	$0.01	$(0.01)	$0.02	$0.14
Diluted	$0.01	$(0.01)	$0.02	$0.14
Weighted-average shares outstanding:
Basic	66,929	67,029	67,370	66,739
Diluted	67,547	67,919	67,788	66,885

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2022	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$59,829	$73,295
Restricted cash and cash equivalents	6,918	5,280
Accounts receivable, net	76,057	77,541
Contract assets	25,157	19,481
Income taxes receivable	6,507	765
Prepaid expenses and other current assets	37,102	31,282
Total current assets	211,570	207,644
Equipment and improvements, net	9,120	14,539
Capitalized software costs, net	43,958	41,474
Operating lease assets	11,316	18,446
Deferred income taxes, net	19,259	19,474
Contract assets, net of current	1,910	1,976
Intangibles, net	24,303	36,700
Goodwill	267,212	267,212
Other assets	39,026	37,021
Total assets	$627,674	$644,486
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,125	$11,378
Contract liabilities	61,280	52,863
Accrued compensation and related benefits	48,736	50,374
Income taxes payable	99	584
Operating lease liabilities	8,089	12,735
Other current liabilities	53,533	52,699
Total current liabilities	180,862	180,633
Deferred compensation	7,230	6,620
Operating lease liabilities, net of current	11,934	18,453
Other noncurrent liabilities	4,570	7,136
Total liabilities	204,596	212,842
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; 69,245 and 67,069 shares issued at March 31, 2022 and March 31, 2021, respectively; 67,075 and 67,069 shares outstanding at March 31, 2022 and March 31, 2021, respectively	692	671
Treasury stock, at cost, 2,170 shares at March 31, 2022	(35,874)	—
Additional paid-in capital	329,917	304,263
Accumulated other comprehensive loss	(1,909)	(1,924)
Retained earnings	130,252	128,634
Total shareholders' equity	423,078	431,644
Total liabilities and shareholders' equity	$627,674	$644,486

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$348	$(580)	$1,618	$9,515
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,424	5,280	23,016	20,108
Amortization and write-off of debt issuance costs	127	494	508	1,026
Amortization of other intangibles	3,099	3,421	12,397	21,109
Change in fair value of contingent consideration	—	(1,442)	7	(1,367)
Deferred income taxes	180	(8,812)	215	(8,854)
Depreciation	1,496	1,909	6,902	7,997
Excess tax deficiency (benefit) from share-based compensation	(191)	(72)	643	798
Impairment of assets	2,329	3,324	3,906	5,539
Loss on disposal of equipment and improvements	20	(15)	97	12
Non-cash operating lease costs	1,277	1,633	5,732	6,786
Provision for bad debts	773	790	1,915	2,834
Share-based compensation	7,867	5,947	26,552	22,710
Changes in assets and liabilities:
Accounts receivable	(6,750)	(1,590)	(431)	(369)
Contract assets	(824)	(1,863)	(5,610)	(5,921)
Accounts payable	(5,921)	3,410	(2,329)	615
Contract liabilities	6,401	4,208	8,417	(3,923)
Accrued compensation and related benefits	6,717	10,372	(1,638)	26,582
Income taxes	1,564	5,109	(5,650)	1,615
Deferred compensation	(441)	(4)	610	1,320
Operating lease liabilities	(2,672)	(6,693)	(12,734)	(16,736)
Other assets and liabilities	(3,914)	(2,286)	(10,598)	7,122
Net cash provided by operating activities	16,909	22,540	53,545	98,518
Cash flows from investing activities:
Additions to capitalized software costs	(7,663)	(5,664)	(25,500)	(24,578)
Additions to equipment and improvements	(545)	(2,215)	(2,582)	(3,761)
Acquisition related working capital adjustment payments	—	—	—	(206)
Net cash used in investing activities	(8,208)	(7,879)	(28,082)	(28,545)
Cash flows from financing activities:
Proceeds from line of credit	—	—	—	50,000
Repayments on line of credit	—	(29,000)	—	(179,000)
Payment of debt issuance costs	—	(1,423)	—	(1,423)
Payment of contingent consideration related to acquisitions	—	—	(540)	—
Proceeds from issuance of shares under employee plans	4,137	1,482	5,014	3,479
Repurchase of common stock	—	—	(35,874)	—
Payments for taxes related to net share settlement of equity awards	(441)	(876)	(5,891)	(4,773)
Net cash provided by (used in) financing activities	3,696	(29,817)	(37,291)	(131,717)
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,397	(15,156)	(11,828)	(61,744)
Cash, cash equivalents, and restricted cash at beginning of period	54,350	93,731	78,575	140,319
Cash, cash equivalents, and restricted cash at end of period	$66,747	$78,575	$66,747	$78,575

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Recurring revenues:
Subscription services	$42,055	$38,218	$162,636	$148,403
Support and maintenance	39,887	38,419	155,623	152,956
Managed services	28,924	27,032	116,722	103,138
Electronic data interchange and data services	26,361	25,694	104,732	98,322
Total recurring revenues	137,227	129,363	539,713	502,819

Software, hardware, and other non-recurring revenues:
Software license and hardware	7,145	8,163	31,347	28,825
Other non-recurring services	6,887	6,662	25,290	25,177
Total software, hardware and other non-recurring revenues	14,032	14,825	56,637	54,002

Total revenues	$151,259	$144,188	$596,350	$556,821

Recurring revenues as a percentage of total revenues	90.7%	89.7%	90.5%	90.3%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Income before provision for income taxes - GAAP	$2,273	$(969)	$5,196	$9,275
Non-GAAP adjustments:
Acquisition costs, net	—	(1,409)	—	(1,029)
Amortization of acquired intangible assets	3,099	3,421	12,397	21,109
Amortization of deferred debt issuance costs	127	494	508	1,026
Impairment of assets	2,329	3,324	3,906	5,539
Restructuring costs	—	—	539	2,562
Shareholder disputes and related costs, net of insurance	531	6,060	29,747	16,274
Share-based compensation	7,867	5,947	26,552	22,710
Other non-run-rate expenses*	107	620	4,486	4,754
Total adjustments to GAAP income before provision for income taxes:	14,060	18,457	78,135	72,945
Income before provision for income taxes - Non-GAAP	16,333	17,488	83,331	82,220
Provision for income taxes	3,266	3,498	16,666	16,444
Net income - Non-GAAP	$13,067	$13,990	$66,665	$65,776
Diluted net income per share - Non-GAAP	$0.19	$0.21	$0.98	$0.98
Weighted-average shares outstanding (diluted):	67,547	67,919	67,788	66,885

* Other non-run-rate expenses for the three months ended March 31, 2022 consist of $107 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended March 31, 2021 consist primarily of $552 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan and $68 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2022 consist primarily of $1,242 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2021 consist primarily of $3,183 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,472 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$16,909	$22,540	$53,545	$98,518
Additions to capitalized software costs	(7,663)	(5,664)	(25,500)	(24,578)
Additions to equipment and improvements	(545)	(2,215)	(2,582)	(3,761)
Free cash flow	$8,701	$14,661	$25,463	$70,179

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
Income (loss) from operations - GAAP	$2,813	$(290)	$6,658	$12,817
Non-GAAP adjustments:
Acquisition costs, net	—	(1,409)	—	(1,029)
Amortization of acquired intangible assets	3,099	3,421	12,397	21,109
Impairment of assets	2,329	3,324	3,906	5,539
Restructuring costs	—	—	539	2,562
Shareholder disputes and related costs, net of insurance	531	6,060	29,747	16,274
Share-based compensation	7,867	5,947	26,552	22,710
Other non-run-rate expenses*	107	620	4,486	4,754
Total adjustments to GAAP income (loss) from operations	13,933	17,963	77,627	71,919
Income from operations - Non-GAAP	16,746	17,673	84,285	84,736
Amortization of capitalized software costs	5,424	5,280	23,016	20,108
Depreciation	1,496	1,909	6,902	7,997
Depreciation and Amortization - Non-GAAP	6,920	7,189	29,918	28,105
Adjusted EBITDA - Non-GAAP	$23,666	$24,862	$114,203	$112,841
Total revenues	$151,259	$144,188	$596,350	$556,821
Adjusted EBITDA margin - Non-GAAP	15.6%	17.2%	19.2%	20.3%

* Other non-run-rate expenses for the three months ended March 31, 2022 consist of $107 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended March 31, 2021 consist primarily of $552 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan and $68 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2022 consist primarily of $1,242 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the year ended March 31, 2021 consist primarily of $3,183 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,472 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

A reconciliation of adjusted EBITDA for each interim reporting period within the fiscal years ended March 31, 2022 and 2021 may be accessed through our Investor Relations website at http://investor.nextgen.com.